FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

William Barnett
1600 E. Florida Ave., Suite 214
Hemet, CA 92544, USA

Work Order #: W2024051100141
May 11, 2024
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 21434

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amendment After Issuance of Stock	Fees	20244054857	5/11/2024 10:20:42 AM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	7154480293076732203050	Success	$175.00
Credit Card	Service Fee	Success	$4.38
Total			$179.38

Credit Balance: $0.00

William Barnett
1600 E. Florida Ave., Suite 214
Hemet, CA 92544, USA

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138
North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/11/2024

Work Order Item Number:	W2024051100141 - 3677527
Filing Number:	20244054857
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	05/11/2024 10:20:42 AM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0212222008-4

Entity Name: HARTFORD CREATIVE GROUP, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
NEVADA AGENCY AND TRANSFER COMPANY
50 West Liberty Street, Suite 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

HARTFORD CREATIVE GROUP, INC.

Nevada Business Identification # NV20081144955
Expiration Date: 04/30/2025

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 05/11/2024.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202405114641980
You may verify this certificate online at http://www.nvsos.gov